Exhibit 99.1

EMCORE Reports Fiscal 2025 First Quarter Results

BUDD LAKE, NJ, February 13, 2025 – EMCORE Corporation (Nasdaq: EMKR), a leading provider of inertial navigation solutions to the aerospace and defense industry, today announced results for the fiscal 2025 first quarter (1Q25) ended December 31, 2024.

“Gross profit margins increased significantly in fiscal 1Q25, primarily driven by the completion of all restructuring-related cost reduction activities during the prior quarter, as well as a favorable revenue mix. Backlog remains strong and we are also happy to report that, despite the GAAP earnings loss, we achieved positive non-GAAP earnings and positive Adjusted EBITDA,” said Matt Vargas, interim Chief Executive Officer.

Three Months Ended
	Dec 31, 2024	Sep 30, 2024	+increase/ -decrease
	1Q25	4Q24
Revenue	$19.3M	$21.7M	-$2.4M
Gross margin	32%	21%	+11%
Operating expenses	$9.7M	$7.8M	+$1.9M
Net loss on continuing operations	($5.5M)	($3.2M)	-$2.3M
Net loss on continuing operations per share, basic and diluted	($0.60)	($0.35)	-$0.25
Non-GAAP gross margin (a)	36%	23%	+13%
Non-GAAP operating expenses (a)	$6.4M	$6.1M	+$0.3M
Non-GAAP net income (loss) on continuing operations (a)	$0.5M	($2.0M)	+$2.5M
Non-GAAP net income (loss) on continuing operations per share, basic and diluted (a)	$0.05	($0.22)	+$0.27
Adjusted EBITDA (a)	$1.1M	($0.4M)	+$1.5M
Cash, cash equivalents and restricted cash at end of period	$9.0M	$10.8M	-$1.8M
(a) Please refer to the schedules at the end of this press release for GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures.

About EMCORE

EMCORE Corporation is a leading provider of inertial navigation solutions to the aerospace and defense markets. We leverage industry-leading Photonic Integrated Chip (PIC) and Quartz MEMS chip-level technology to deliver state-of-the-art component and system-level products across our end-market applications. EMCORE has vertically-integrated manufacturing capability at its facilities in Budd Lake, NJ, Concord, CA, and Tinley Park, IL. Our manufacturing facilities all maintain ISO 9001 quality management certification, and we are AS9100 aerospace quality certified at our facilities in Budd Lake and Concord. For further information about EMCORE, please visit https://www.emcore.com.

Use of Non-GAAP Financial Measures

The Company conforms to U.S. Generally Accepted Accounting Principles (“GAAP”) in the preparation of its financial statements. We disclose supplemental non-GAAP earnings measures, including for gross profit, gross margin, operating expenses, net loss, net loss per share, and adjusted EBITDA. The Company has, regardless of result, applied consistent rationale and methods when presenting supplemental non-GAAP measures.

Management believes these supplemental non-GAAP measures reflect the Company’s core ongoing operating performance and facilitate comparisons across reporting periods. The Company uses these measures when evaluating its financial results and for planning and forecasting of future periods. We believe that these supplemental non-GAAP measures are also useful to investors in assessing our operating performance. While we believe in the usefulness of these supplemental non-GAAP measures, there are limitations. Our non-GAAP measures may not be reported by other companies in our industry and/or may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. We compensate for these limitations by using these non-GAAP measures as a supplement to GAAP and by providing the reconciliations to the most comparable GAAP measure.

The schedules at the end of this press release reconcile the Company’s non-GAAP measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: (a) they are unusual and the Company does not expect them to recur in the ordinary course of its business, (b) they do not involve the expenditure of cash, (c) they are unrelated to the ongoing operation of the business in the ordinary course, or (d) their magnitude and timing is largely outside of the Company’s control. All of these items meet one or more of the characteristics listed above. The criteria that must be met for litigation-related expense to qualify as a non-GAAP measure is that it must be directly connected to active litigation that the Company infrequently encounters and is unrelated to the ongoing operations of the business in the ordinary course. Due to the November 7, 2024 Merger Agreement, the Company incurred higher-than-normal transaction-related costs in Q125 that are included in the reconciliation as they are unrelated to the ongoing operation of the business in the ordinary course. All legal expenses related to the ordinary course of business are included in the non-GAAP results consistently for all reporting periods. The Company has, for all reporting periods disclosed in this press release, applied consistent rationale, method, and adjustments in reconciling non-GAAP measures to the most directly comparable GAAP measure, reflecting the Company’s core ongoing operating performance and facilitating comparisons across reporting periods that the Company uses when evaluating its financial results, planning and forecasting future periods, and that are useful to investors in assessing our performance.

Non-GAAP measures are not in accordance with or an alternative to GAAP, nor are they meant to be considered in isolation or as a substitute for comparable GAAP measures. Our disclosures of these measures should be read only in conjunction with our financial statements prepared in accordance with GAAP. Non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

EMCORE CORPORATION
Condensed Consolidated Balance Sheets
(unaudited)

	December 31,	September 30,
(in thousands)	2024	2024
ASSETS
Current assets:
Cash and cash equivalents	$8,480	$10,291
Restricted cash	495	495
Accounts receivable, net of allowances for credit loss of $41 and $173, respectively	14,654	14,342
Contract assets	560	1,182
Inventory	26,017	25,065
Prepaid expenses	3,604	3,504
Other current assets	128	137
Total current assets	53,938	55,016
Property, plant, and equipment, net	7,298	7,868
Operating lease right-of-use assets	17,367	18,094
Intangible assets, net	9,807	10,289
Other non-current assets	2,659	2,646
Total assets	$91,069	$93,913
LIABILITIES and SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,037	$8,563
Accrued expenses and other current liabilities	6,095	5,220
Contract liabilities	2,483	1,424
Financing payable	148	587
Operating lease liabilities - current	2,298	2,668
Total current liabilities	19,061	18,462
Operating lease liabilities - non-current	17,843	18,247
Asset retirement obligations	2,398	2,378
Warrant liability	6,606	4,660
Total liabilities	45,908	43,747
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value, 100,000 shares authorized; 9,771 shares issued and 9,081 shares outstanding as of December 31, 2024; 9,764 shares issued and 9,703 shares outstanding as of September 30, 2024	826,131	825,625
Treasury stock at cost; 691 shares as of December 31, 2024 and September 30, 2024	(47,721)	(47,721)
Accumulated other comprehensive income	958	958
Accumulated deficit	(734,207)	(728,696)
Total shareholders’ equity	45,161	50,166
Total liabilities and shareholders’ equity	$91,069	$93,913

EMCORE CORPORATION
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended December 31,
(in thousands, except for per share data)	2024	2023
Revenue	$19,305	$24,123
Cost of revenue	13,036	18,035
Gross profit	6,269	6,088
Operating expense:
Selling, general, and administrative	7,171	6,609
Research and development	1,631	3,609
Restructuring	928	—
Severance	19	211
Gain on sale of assets	—	(31)
Total operating expense	9,749	10,398
Operating loss	(3,480)	(4,310)
Other expense:
Loss on extinguishment of debt and change in fair value of warrant liability	(1,946)	—
Interest expense, net	—	(9)
Other income (expense)	7	(16)
Total other expense	(1,939)	(25)
Loss from continuing operations before income tax expense	(5,419)	(4,335)
Income tax expense from continuing operations	(42)	(28)
Net loss from continuing operations	$(5,461)	$(4,363)
Loss from discontinued operations	$(50)	$(1,316)
Net loss	$(5,511)	$(5,679)
Per share data:
Net loss on continuing operations per share, basic and diluted	$(0.60)	$(0.49)
Net loss on discontinued operations per share, basic and diluted	$(0.01)	$(0.15)
Net loss per share, basic and diluted	$(0.61)	$(0.64)
Weighted-average number of shares outstanding, basic and diluted	9,068	8,899

EMCORE CORPORATION
Reconciliations of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended
	December 31, 2024	September 30, 2024
(in thousands, except for percentages)	1Q25	4Q24
Gross profit	$6,269	$4,472
Gross margin	32%	21%
Stock-based compensation expense	120	40
Asset retirement obligation accretion	20	61
Intangible asset amortization	482	482
Non-GAAP gross profit	$6,891	$5,055
Non-GAAP gross margin	36%	23%

	Three Months Ended
	December 31, 2024	September 30, 2024
(in thousands)	1Q25	4Q24
Operating expense	$9,749	$7,825
Stock-based compensation expense	(386)	(359)
Impairment expense	—	(3)
Severance expense	(19)	168
Restructuring expense	(928)	(872)
Loss on sale of assets	—	(50)
Transition/M&A-related expense	(2,021)	(598)
Litigation-related expense	—	(39)
Non-GAAP operating expense	$6,395	$6,072

	Three Months Ended
	December 31, 2024	September 30, 2024
(in thousands, except for per share data and percentages)	1Q25	4Q24
Net loss from continuing operations	$(5,461)	$(3,168)
Net loss from continuing operations per share, basic and diluted	$(0.60)	$(0.35)
Stock-based compensation expense	506	399
Asset retirement obligation accretion	20	61
Intangible asset amortization	482	482
Impairment expense	—	3
Severance expense	19	(168)
Restructuring expense	928	872
Loss on sale of assets	—	50
Transition/M&A-related expense	2,021	598
Litigation-related expense	—	39
Loss on extinguishment of debt and change in fair value of warrant liability	1,946	2,572
Other income	(7)	(3,612)
Income tax expense (benefit)	42	(85)
Non-GAAP net income (loss) from continuing operations	$496	$(1,957)
Non-GAAP net income (loss) from continuing operations per share, basic and diluted	$0.05	$(0.22)
Interest expense, net	—	940
Depreciation expense	570	580
Adjusted EBITDA	$1,065	$(437)
Adjusted EBITDA % of revenue	5.5%	(2.0%)

Contact:
EMCORE Corporation
Tom Minichiello
Chief Financial Officer
investor@emcore.com